UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 8, 2014

GLOBALWISE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2190 Dividend Drive
Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 388-8908

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2014, GlobalWise Investments, Inc., a Nevada corporation (the “Company”), issued two convertible promissory notes in the amounts of $10,000 and $125,000 (the “Convertible Notes”), to be effective as of June 20, 2014, and June 25, 2014, respectively, to two certain accredited investors (the “Note Investors”). The Convertible Notes mature on December 31, 2015 (the “Maturity Date”) and bear interest at an annual rate of interest of 10 percent until maturity, with interest payable quarterly. The Note Investors have a right, in their sole discretion, to convert the Convertible Notes into shares of Common Stock, par value $0.001 per share, of the Company under certain circumstances at a conversion rate of $0.08 per Share. If the Convertible Notes have not been fully repaid by the Company by the Maturity Date or converted into shares at the election of the Convertible Note Investors prior to the Maturity Date, then such Convertible Notes will accrue interest at the annual rate of 12% from the Maturity Date until the date the Convertible Notes are repaid in full. Any interest not paid quarterly will also accrue interest at the annual rate of 12%. Under the terms of the Convertible Notes, the Company agreed to seek shareholder approval to increase the number of authorized shares of the Company by at least 25,000,000 shares on or before September 30, 2014. The Company intends to use the proceeds of the Convertible Note for working capital, general corporate purposes, and debt repayment. The form of the Convertible Notes and related Subscription Agreements are incorporated as Exhibit 10.1 and 10.2 to this Report, and the summary description of the terms of the Convertible Notes contained herein is qualified in its entirety by reference to Exhibit 10.1 and 10.2.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as a placement agent for the sale of the Convertible Notes, which sale concludes a private offering of debt in the amount of $500,000 (the “Offering”). Robert C. Schroeder, a director of the Company, is a Vice President with the Placement Agent. In connection with the Offering, the Company paid the Placement Agent in the form of a convertible note with a principal amount of $10,800 (with terms identical to the Convertible Notes set forth above), which represented an 8% commission of the gross proceeds. In addition, the Placement Agent earned warrants to purchase 168,750 shares of Common Stock, which represented 10% of the shares of Common Stock into which the Convertible Notes the Placement Agent sold in the Offering could be converted into at $0.08 per share (the “Placement Agent Warrants”), which have an exercise price of $0.08 per share of Common Stock, will be exercisable for a period of four years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 8, 2014, the Company issued the Convertible Notes, to be effective as of June 20, 2014 and June 25, 2014, in the principal amount of $135,000, as described in Item 1.01 of this Report, which description is incorporated herein by reference.

On July 8, 2014, the Company issued a convertible notes to the Placement Agent in the principal amount of $10,800, as described in Item 1.01 of this Report, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit

10.1*	Form of Convertible Promissory Note issued on July 8, 2014, by GlobalWise Investments, Inc.
10.2*	Form of Subscription Agreement entered into on July 8, 2014.

* Filed as Exhibits 10.1 and 10.2 in the Form 8-K filed on May 15.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2014

GLOBALWISE INVESTMENTS, INC. (Registrant)

By:	/s/ Matthew L. Chretien
Name:	Matthew L. Chretien
Title:	President and Chief Executive Officer

EXHIBIT INDEX

10.1*	Form of Convertible Promissory Note issued on July 8, 2014, by GlobalWise Investments, Inc.
10.2*	Form of Subscription Agreement entered into on July 8, 2014.

* Filed as Exhibits 10.1 and 10.2 in the Form 8-K filed on May 15.